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                                                                      Exhibit 10


             BLAIR STOCK ACCUMULATION AND DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS

1. PURPOSE OF THE PLAN

     The purpose of the Blair Stock Accumulation and Deferred Compensation Plan for Directors (the "Plan") is (1) to further the identity of interests of members of the Board of Directors of Blair Corporation (the "Company") with those of the Company's stockholders generally through the grant of common stock of the Company (the "Stock") and (2) to permit Directors to defer the payment of all or a specified part of their compensation, including any grant of Stock by the Company, for services performed as Directors.

2. ELIGIBILITY

     Members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates shall be eligible to receive grants of Stock under the Plan. Members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates shall be eligible under this Plan to defer compensation for services performed as Directors.

3. ADMINISTRATION AND AMENDMENT

     The Plan shall be administered by the Executive Payroll Compensation Committee of the Board of Directors or such other officers or Directors of the Company not eligible under Article 2 hereof for participation in the Plan who are selected by the Board of Directors (the "Committee"). The decision of the Committee with respect to any questions arising as to the administration, construction or interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding. The Board of Directors of the Company reserves the right to modify the Plan from time to time, or to repeal the Plan entirely, provided, however, that (1) no modification of the Plan shall operate to annul an election already in effect for the current calendar year or any preceding calendar year; and (2) to the extent required under Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), Plan provisions relating to the amount, price and timing of stock grants and options shall not be amended more than once every fiscal year, except that the foregoing shall not preclude any amendment necessary to conform to changes in the Internal Revenue Code or the Employee Retirement Income Security Act.

     The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it deems appropriate for the proper administration of the Plan, and to make such determinations and take such steps in connection therewith as it deems necessary or advisable.

4. COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT/CHANGE IN LAW

It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act, or its successor, and any regulations promulgated thereunder. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

     The Board of Directors may, in its sole discretion, at any time modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

5. ANNUAL STOCK GRANT

     Effective with the 1998 Annual Meeting and annually thereafter, each Director eligible under Article 2 hereof shall be awarded an annual grant of not more than one thousand (1,000) shares of Stock following his/her election to the Board of Directors at the Annual Meeting of Stockholders, the number of shares to be established each year by the Board of Directors. A Director elected to the Board at a time other than at the Annual Meeting shall receive a grant of Stock on the date such person becomes an eligible Director equal to the number of shares determined by the Board of Directors as the annual grant for that year prorated for the number of whole or partial months of service during such year when such person serves as a Director.


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6. ELECTION TO DEFER

     On or before December 31 of any year, commencing with 1997, a Director may irrevocably elect to defer, until a specified year or the cessation of his service as a Director of the Company, the receipt of all Stock granted under
Article 5 hereof and/or the payment of all or a specified part of all annual retainer and committee and meeting fees payable to the Director for services as a Director during the calendar year following the election and succeeding calendar years , provided, however, that Stock may only be deferred in full (and not in part) with respect to any annual grant of Stock pursuant to Article 5 hereof. When such an election is filed, the Director shall designate in his election as to the particular year or years the amount of fees and/or Stock to be deferred and to be credited pursuant to Article 7 hereof. Any person who shall become a Director during any calendar year, and who was not a Director of the Company on the preceding December 31, may elect, within thirty days after election to the Board, to defer in the same manner the receipt of all Stock granted under Article 5 of this Plan and/or the payment of all or a specified part of fees not yet earned for the remainder of that calendar year and for succeeding calendar years. Elections shall be made by written notice delivered to the Secretary of the Company.

7. DIRECTORS' ACCOUNTS

     Fees deferred in the form of cash shall be held in the general funds of the Company and shall be credited to an account in the name of each eligible participating Director. On the first business day of each quarter, interest shall be credited to each account calculated on the basis of the cash balance in each account on the last business day of the preceding quarter at the rate of interest in effect on the immediately preceding March 31 with respect to the Company's Profit Sharing and Saving Plan's Interest Income Fund (or at such other rate as may be specified by the Committee from time to time). Stock granted under Article 5 to be deferred in the form of stock units shall be allocated to each Director's account based on the closing price of the Company's common stock as reported on the Composite Tape of the American Stock Exchange ("Stock Price") on the effective date of the Stock grant. The Company shall not be required to reserve or otherwise set aside shares of its authorized and unissued or treasury common stock for the payment of its obligations hereunder, but shall make available as and when required a sufficient number of shares of common stock to meet the needs of the Plan. Unless otherwise determined by the Board of Directors, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any participant or other individual. To the extent any individual holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured general creditor of the Company. An amount equal to any cash dividends (or the fair market value of dividends paid in property other than dividends payable in common stock of the Company) payable on the number of shares represented by the number of stock units in each Director's account will be allocated to each Director's account, in cash, on the dividend payment date. Any stock dividends payable on such number of shares will be allocated in the form of stock units. If adjustments are made to outstanding shares of common stock as a result of split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment will also be made in the number of stock units in a Director's account. Stock units shall not entitle any person to rights of a stockholder unless and until shares of Company common stock have been issued to that person with respect to stock units as provided in Article 8.

8. PAYMENT FROM DIRECTORS' ACCOUNTS

     The aggregate amount of Stock granted under Article 5 which has been deferred and deferred fees, together with interest and dividend equivalents accrued thereon, shall be paid in the year specified by the Director or, unless otherwise specified, in the year after a Director ceases to be a Director of the Company. Amounts deferred shall be paid in a lump sum or, if the Director elects, in substantially equal annual installments over a period not to exceed five (5) years as specified by the Director. The delivery election must be made by written notice delivered to the Secretary of the Company prior to the deferral date specified by the Director or the date he ceases to be a Director, as the case may be, and the first installment (or lump sum payment ) shall be paid promptly at the beginning of the following calendar year. Subsequent installments shall be paid promptly at the beginning of each succeeding calendar year until the entire amount credited to the Director's account shall have been paid. In the event that installments are designated in the delivery election, the cash amount remaining in the Director's account shall continue to bear interest in accordance with the provisions of Article 7 hereof. Amounts credited to a Director's account in cash shall be paid in cash and amounts credited in stock units shall be paid in one share of common stock of the Company for each stock unit, except that a cash payment will be made with any final installment for any fraction of a stock unit remaining in the Director's account. Such fractional share will be valued at the closing Stock Price on the date of settlement.


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9. PAYMENT IN EVENT OF DEATH

     A Director may file with the Secretary of the Company a written designation of a beneficiary for his or her account under the Plan on such form as may be prescribed by the Committee, and may, from time to time, amend or revoke such designation. If a Director should die before all deferred amounts credited to the Director's account have been distributed, the balance of any deferred Stock and fees and interest and dividend equivalents then in the Director's account shall be paid promptly to the Director's designated beneficiary. If the Director did not designate a beneficiary, or in the event that the beneficiary designated by the Director shall have predeceased the Director, the balance in the Director's account shall be paid promptly to the Director's estate.

10. TERMINATION OF ELECTION

     A Director may terminate his/her election to defer payment of fees in cash or stock units by written notice delivered to the Secretary of the Company. Termination shall become effective as of the end of the calendar year in which notice of termination is given with respect to fees payable for services as a Director during subsequent calendar years. Amounts credited to the account of a Director prior to the effective date of termination shall not be affected thereby and shall be paid only in accordance with Articles 7 and 8 hereof.

11. NONASSIGNABILITY

     During the Director's lifetime, the right to any deferred Stock or fees including interest and dividend equivalents thereon shall not be transferable or assignable.

12. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

13. GOVERNING LAW

     The validity and construction of the Plan shall be governed by the laws of the State of Delaware.

14. EFFECTIVE DATE

     This Plan shall become effective as of December 17, 1997, provided it is approved by stockholders at the Company's 1998 Annual Meeting, and shall continue in full force and effect until terminated by the Board of Directors.